Exhibit 10.150

AMENDMENT NO. 2

to

Lease Agreement

RDB Company, as Landlord and GCI Communication Corp., as successor-in-interest to General Communication, Inc. (“Tenant”) entered into a Lease Agreement dated effective as of September 30, 1991 (“Lease”), as amended by the First Amendment between Janice I. Bowman, dba RDB Company and GCI Communication Corp. (“Amendment #1”), dated effective as of September 20, 2002.

Whereas, the Lore Road Premises and the Lease have been assigned and transferred (the “Transfers”) from: (a) RDB Company, an Alaska general partnership, to Janice I. Bowman by that Warranty Deed dated December 1, 1992, recorded on December 4, 1992, in Book 2350 at Page 13, and (b) Janice I. Bowman to Janice I. Bowman and Ronald A. Duncan, as tenants in common, under that Assignment of Lease and Assumption dated as of April 8, 2008 (collectively, “Landlord”); and

Whereas, Landlord and Tenant desire to amend the Lease as set forth below;

Now, therefore, for valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

I.        Term. Landlord and Tenant hereby amend the Lease by deleting existing Section 2 in its entirety and replacing it with the following:

2.	Term. The term of this Lease shall commence on October 1, 1991, and shall expire on September 30, 2026.

II. Rent. Landlord and Tenant hereby amend the Lease by deleting existing Section 4 in its entirety and replacing it with the following:

4.

Rent. Tenant shall pay to Landlord as rent for the Lease term, without deduction, setoff, prior notice or demand, the sum of $21,532.00 per month until September 30, 2011; then, Tenant shall pay to Landlord each month, as follows:

Period	Monthly Rental
10/1/2011 – 9/30/2012	$22,332.00
10/1/2012 – 9/30/2013	$23,132.00
10/1/2013 – 9/30/2014	$23,932.00
10/1/2014 – 9/30/2015	$24,732.00
10/1/2015 – 9/30/2016	$25,532.00
10/1/2016 – 9/30/2017	$26,332.00
10/1/2017 – 9/30/2018	$27,132.00
10/1/2018 – 9/30/2019	$27,932.00
10/1/2019 – 9/30/2020	$28,732.00
10/1/2020 – 9/30/2021	$29,532.00
10/1/2021 – 9/30/2022	$30,332.00
10/1/2022 – 9/30/2023	$31,132.00

10/1/2023 – 9/30/2024	$31,932.00
10/1/2024 – 9/30/2025	$32,732.00
10/1/2025 – 9/30/2026	$33,532.00

III. Consent. Tenant hereby consents to the Transfers.

IV. Entire Agreement; Ratification. THE LEASE, AMENDMENT #1, AND THIS AMENDMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES AS TO THE SUBJECT MATTER HEREOF. EXCEPT AS MODIFIED OR SUPPLEMENTED HEREBY, THE LEASE, AMENDMENT #1, AND ALL OTHER DOCUMENTS AND AGREEMENTS EXECUTED IN CONNECTION THEREWITH SHALL CONTINUE IN FULL FORCE AND EFFECT.

V. Counterparts. This Amendment No. 2 may be executed in counterparts, both of which taken together shall constitute one and the same instrument. In making proof hereof, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

VI. Definitions. All terms not otherwise defined herein shall have the meanings set forth in the Lease.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2, effective as of April 8, 2008.

Landlord:	Tenant:
GCI Communication Corp.

/s/ JANICE I. BOWMAN	By:	/s/ John M. Lowber
JANICE I. BOWMAN		John M. Lowber, Senior Vice President

Date:	April 8, 2008	Date:	April 8, 2008

/s/ RONALD A. DUNCAN
RONALD A. DUNCAN

Date:	April 8, 2008

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